As filed with the Securities and Exchange Commission October 24, 2000
             File No.

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM SB-2
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

           HARDWOOD DOORS MILLING & SPECIALITIES, INC.
     (Exact name of registrant as specified in its charter)

            Nevada                          88-0343804
(State or Other Jurisdiction of           (IRS Employer
Incorporation or Organization)         Identification No.)

                      503 East Parowan Way
                        Draper, UT  84020
                         (801) 495-1327

(Address and telephone number of registrant's principal offices)

                        Paul V. Finlayson
     President, Hardwood Doors & Milling Specialities, Inc.
                      503 East Parowan Way
                        Draper, UT  84020
                         (801) 495-1327

    (Name, address and telephone number of agent for service)

                           Copies to:

                    Cletha A. Walstrand, Esq.
                  Lehman Walstrand & Associates
                   8 East Broadway, Suite 620
                 Salt Lake City, UT  84111-2204
                         (801) 532-7858
                       (801) 363-1715 fax

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the Registration Statement becomes effective.

The securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                 CALCULATION OF REGISTRATION FEE

Title of each class   Amount to be   Proposed offering   Proposed maximum    Amount of
of securities to      registered     price per share     aggregate offering  registration
be registered                                            price               fee
Common Stock        100,000 shares   $1.25 per share        $125,000        $33.00

  The number of shares to be registered is estimated solely for the purpose of calculating the registration fee. Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS
Subject to completion  October ____, 2000

               $100,000 Minimum / $125,000 Maximum
           HARDWOOD DOORS & MILLING SPECIALITIES, INC.
                          COMMON STOCK

     This is Hardwood Doors' initial public offering. We are offering a minimum of 80,000 shares and a maximum of 100,000 shares of common stock. The public offering price is $1.25 per share.

     Our shares do not currently trade on any public market but we anticipate a market maker making application for trading on the Over the Counter Electronic Bulletin Board shortly after the effective date of this registration statement.

     See "Risk Factors" beginning on page 2 for certain information you should consider before you purchase the shares.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

     The shares are offered on a "minimum/maximum, best efforts" basis directly through our officers and directors. No commission or other compensation related to the sale of the shares will be paid to any of our officers or directors. The proceeds of the offering will be placed and held in an escrow account at Brighton Bank, 311 South State Street, Salt Lake City, UT 84111, until we receive a minimum of $100,000 as proceeds from sale of our shares. If we have not received the minimum offering amount within 90 days from the date of this prospectus, unless extended by us for up to an additional 30 days, your investment will be promptly returned to you without interest and without any deductions. We may terminate this offering prior to the expiration date.


               Price to Public    Commissions    Proceeds to Company

  Per Share        $1.25              $-0-         $1.25

  Minimum       $100,000              $-0-      $100,000

  Maximum       $125,000              $-0-      $125,000



       The date of this Prospectus is -------------, 2000.

                        PROSPECTUS SUMMARY

The Company

     We were formed as a Nevada corporation on December 18, 1994, originally under the name of American Outdoorsman to manage sporting goods stores. We were unsuccessful in commencing any business operations. On May 24, 2000, we changed our name to Hardwood Doors & Milling Specialities, Inc. with the intent to focus on marketing and distributing hardwood interior and exterior doors and accessories via the internet. We have not yet commenced operations. We need the proceeds from this offering before we can begin our intended operations. After paying our outstanding loans, we intend to seek the expertise of e-commerce consultants and purchase the type of computer equipment and software that will fully develop our web site. Second, we intend to incorporate the appropriate controls that will maintain privacy, security and access to our web site. Third, we intend to fund several promotional campaigns in order to advertise our products and initiate sales. Our objective is to increase our customer base through the use of the internet and identify new markets in which to sell our products.

     Our principal executive offices are located at 503 East
Parowan Way, Draper, Utah 84020.  Our telephone number is (801)
495-1327.

The Offering

Common Stock Offered by Us     80,000 shares minimum
                               100,000 shares maximum

Common Stock to be             3,080,000 shares minimum
Outstanding                    3,100,000 shares maximum
After the Offering

Use of Proceeds                Proceeds from this offering will be
                               used (1) to payoff our outstanding
                               debt and to develop our web site
                               through the use of e-commerce
                               consultants, computer equipment and
                               software;  (2) to incorporate the
                               appropriate controls that will
                               maintain privacy, security and
                               access to our web site; and (3) to
                               advertise our products and initiate
                               sales by funding various promotions
                               and other marketing campaigns.


                          RISK FACTORS

     Because we are a new business, investment in our company is risky. We have no operating history so it will be difficult for you to evaluate an investment in our stock. We have limited experience and no history of operations, especially with respect to marketing and selling any products. We have had no revenues and we cannot assure that we will be profitable. As a young company, we are especially vulnerable to the problems, delays, expenses and difficulties encountered by any company in the development stage.

     If we do not raise money through this offering, it is unlikely we can continue operations. We have extremely limited assets and need the proceeds from this offering to commence our business, establish an internet presence, identify new markets and sell our products. If we cannot raise at least the minimum offering amount, we will have to seek other sources of financing or we will be severely limited in implementing our plan of operation. There is no assurance that additional sources of financing will be available at all or at a reasonable cost.

     We have limited experience in sales and marketing which may affect our ability to generate orders. We have no experience in sales, marketing, or distribution. Our current plan is to employ internet marketing efforts to sell our products. We cannot assure you that we will be able to establish sales and distribution capabilities or that we will be able to enter into agreements with established companies to obtain products.

     We do not own any manufacturing facilities and depend on third parties to supply us with the products we sell. We do not own any manufacturing facilities or equipment and do not employ any manufacturing personnel. We use third parties to manufacture products which we then sell. For custom orders, we cannot assure you that we will be able to obtain contract manufacturing services on reasonable terms.

     We cannot assure the completion of the "minimum-maximum, best efforts" offering. The shares are being offered on a "minimum-maximum, best efforts" only basis and no individual or firm is committed to purchase or take down any of the shares. There is no assurance that we will sell any portion of the shares. In the event that at least $100,000 has not been received within 90 days of the date of this prospectus, which time period may be extended for up to an additional 30 days in our discretion, funds will be promptly returned to investors without interest and without deducting expenses of this offering. As such, you could invest money for as long as 120 days and have your investment returned without interest. Anytime after the minimum amount is received prior to termination of the offering, the escrowed funds will be transmitted to us and shares will then be issued and no refunds will be made to you.

     We arbitrarily determined our offering price. The offering price of the shares was arbitrarily determined by our management. The offering price bears no relationship to our assets, book value, net worth or other economic or recognized criteria of value. In no event should the offering price be regarded as an indicator of any future market price of our securities. In determining the offering price, we considered such factors as the prospects for our products, our management's previous experience, our historical and anticipated results of operations and our present financial resources.

                   FORWARD-LOOKING STATEMENTS

     You should carefully consider the risk factors set forth above, as well as the other information contained in this prospectus. This prospectus contains forward-looking statements regarding events, conditions, and financial trends that may affect our plan of operation, business strategy, operating results, and financial position. You are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Actual results may differ materially from those included within the forward-looking statements as a result of various factors. Cautionary statements in this "Risk Factors" section and elsewhere in this prospectus identify important risks and uncertainties affecting our future, which could cause actual results to differ materially from the forward-looking statements made in this prospectus.

                  DILUTION AND COMPARATIVE DATA

     As of June 30, 2000, we had an unaudited net tangible book value (total tangible assets less total liabilities) of $(30,224), or a net tangible book value per share of approximately $(0.010). The following table shows the dilution to your equity interest without taking into account any changes in our net tangible book value after June 30, 2000, except the sale of the minimum and maximum number of shares offered.

     Initial public offering price per share                        $  1.25
       Net tangible book value before the offering                  $ (0.01)
       Increase attributable to new investors if minimum offering   $  0.00855
     Pro forma net tangible book value after the minimum offering   $  0.00145
     Dilution per share to new investors if minimum offering        $  1.2486

     Initial public offering price per share                        $  1.25
       Net tangible book value before the offering                  $ (0.01)
       Increase attributable to new investors if maximum offering   $  0.0125
     Pro forma net tangible book value after the maximum offering   $  0.0225
     Dilution per share to new investors if maximum offering        $  1.2275

     The initial public offering price per share is before deducting estimated offering expenses.

     The following table summarizes the comparative ownership and capital contributions of existing common stock shareholders and investors in this offering as of June 30, 2000:

                          Shares Owned  Total Consideration    Average Price
                             Number      %           Amount          $
Per Share

Present Shareholders                    100%     $   3,000       $0.001
 Minimum Offering          3,000,000     97.41%
 Maximum Offering          3,000,000     96.78%

New Investors
  Minimum Offering            80,000      2.59%  $ 100,000       $1.25
  Maximum Offering           100,000      3.22%  $ 125,000       $1.25

     The numbers used for present shareholders assumes that none of the present shareholders purchase additional shares in this offering.

                         USE OF PROCEEDS

     The net proceeds to be realized by us from this offering, after deducting estimated offering related expenses of approximately $25,000 is $75,000 if the minimum number of shares is sold and $100,000 if the maximum number of shares is sold.

     The table below sets forth our best estimate of the use of proceeds from the sale of the minimum and maximum amount of shares offered. Since the dollar amounts shown in the table are estimates only, actual use of proceeds may vary from the estimates shown.


   Description                          Assuming Sale of   Assuming Sale of
                                        Minimum Offering   Maximum Offering

Total Proceeds                               $100,000            $125,000
Less Estimated Offering Expenses               25,000              25,000

Net Proceeds Available                       $ 75,000            $100,000

   Use of Net Proceeds

 payoff existing notes                          21,250              21,250
 e-commerce consultants                          6,000               7,500
 web-site development                           17,000              21,500
 computer equipment and software                 5,500               7,500
 advertising, promotions and marketing          15,000              20,000
 web-site privacy, security and access controls  3,500               4,500
 business interruption insurance                 1,000               1,000
 general operating expenses                      2,000               2,000
Working Capital                                  3,750              13,750

   TOTAL NET PROCEEDS                          $75,000            $100,000

     We may use working capital reserve for general corporate purposes to operate, manage and maintain the proposed operations including wages and salaries, professional fees, expenses and other administrative costs.

     Pending expenditures of the proceeds of this offering, we may make temporary investments in short-term, investment grade, interest-bearing securities, money market accounts, insured certificates of deposit and/or in insured banking accounts.

                   DETERMINATION OF OFFERING PRICE

     The offering price of the shares was arbitrarily determined by our management. The offering price bears no relationship to our assets, book value, net worth or other economic or recognized criteria of value. In no event should the offering price be regarded  as  an  indicator of any future  market  price  of  our securities. In determining the offering price, we considered such factors as the prospects for our products, our management's previous experience, our historical and anticipated results of operations and our present financial resources.

                         CAPITALIZATION

     The table below shows our capitalization as of June 30, 2000, as adjusted for the proceeds of the offering. This table should be read in conjunction with the financial statement of the company and the notes thereto.

Stockholders' equity:             As adjusted for the      As adjusted for the
                                   minimum offering         maximum offering
Preferred stock, $0.01 par value,
 authorized 10,000,000 shares;
 no shares issued or outstanding         ---                      ---

Common stock, $0.001 par value,
 authorized 60,000,000 Shares;
 3,000,000 shares issued and
 outstanding                            3,080                     3,100

Additional paid-in capital             74,920                    99,900
Accumulated deficit                   (33,224)                  (33,224)

Total Stockholders equity (deficit)  $ 44,776                  $ 69,776

                        DESCRIPTION OF BUSINESS

General

     We were formed on December 18, 1994 as a Nevada corporation under the name of American Outdoorsman. We were not successful in developing our original plan and on May 24, 2000, we changed
our name to Hardwood Doors & Milling Specialities, Inc.   Our
current intent is to focus on the business of marketing and distributing hardwood interior and exterior doors and accessories via the internet. Our objective is to increase our customer base through the use of the internet and identify new markets in which to sell our products.

The industry and competition

  There are two types of producers in the hardwood door
industry. The first type of producer is comprised of large commercial manufacturers that focus on producing a limited number of "model" doors on a large scale, which appeal to most of the mainstream population. Because they deal in high volume, these manufacturers are able to produce their doors at a relatively inexpensive cost. Their doors are usually distributed to large chains, home improvement outlets and builders that are interested
in a uniform look.   Three of the large-scale manufacturers, that
we will be competing with, are Southwest Door Company, Spanish Pueblo Doors and Cubco Inc. Although they offer the general public a good quality door, the availability of the product is somewhat limited and many times the delivery date can be up to three to four months after the order.

  The second type of producer is comprised of family owned, self-maintained manufacturers that focus on providing a larger selection of custom-built doors on a smaller scale. These doors normally appeal to a smaller sector of the population willing to pay extra for a made-to-order product. These manufacturers count on local outlets and contractors to purchase the majority of their doors and rely on word-of-mouth referrals as their main form of marketing. Although they offer a custom, higher quality door, the smaller local producers often are not able to keep up with public demand.

  We anticipate that we can fill a niche in the market that is currently ignored by both of these producers, which is providing a wider variety of high quality doors at reasonable prices. Our business strategy is to direct our internet-based marketing and distributing concept at public, retail and wholesale levels. Initially, we will offer a limited number of high-quality, custom-built doors, and then gradually expand our product selection as we grow.  We have already secured an exclusive contract with
Cascade Door Company.   We anticipate that if there is sustained
growth in the construction industry, as well as the hardwood door business, we will acquire additional contracts and expand our market to include contractors, builders, developers, retailers, wholesalers and the general public.

     In seeking suitable opportunities, we will be competing with a number of other companies, including large chain hardware retail outlets, home improvement centers, and other independent contractors with greater financial resources and, in some cases, with financial resources to engage in e-commerce, personnel and facilities substantially greater than ours. Since our business will be internet-based, we may not be able to meet many customer needs that could be more readily met by our competitors, such as the ability to obtain a visual comparison of design and quality and person-to-person customer service. Customers shopping in a competitor's surroundings may be more susceptible to a salesperson's sales-pitch or may be led to believe that a real store versus the internet could deal more effectively with issues involving exchanges, returns, installation and delivery. There can be no assurance that customers will purchase from us rather than from our competitors, or that we can compete effectively with these larger entities.

Our business

     We will be functioning solely as a middleman between the customer and supplier. The customer will place the order with us via the internet. We will order the product from a manufacturer or other supplier and the supplier will ship the product directly to the customer. We will carry no inventory and have no warehouse space. Our business will be dependant on the ability of manufacturers, suppliers and freight industries to fill our customers' orders properly and to ship them in a timely manner.

     The amount of control that we will have on orders and shipments will be limited. There can be no assurance that the right product will be shipped or that it will arrive in the condition and/or time frame expected. If dissatisfied, the customer will be responsible for the return, and possible additional freight costs, of the product to the supplier. The success of our business depends on the performance of these third party suppliers, which we cannot guarantee.

     Our profit margin will be directly impacted by the costs involved in the purchase and shipment of our products. The types of suppliers and distributors that we will depend on will be domestic and international industries, including manufacturers, suppliers, importers, airlines, ocean liners, railroads and trucking companies. Our success will be indirectly affected by the various factors that influence these other industries.

     Our largest source of operating income will be from the sale of finished hardwood doors to contractors, builders, developers, retail outlets and the general public. The level of our revenues and earnings are directly affected by the price at which we can purchase these products from manufacturers and other suppliers for resale. Past fluctuations in the price of materials and supplies used in the construction and remodeling industries, as well as the do-it-yourself public market have been unstable and it is likely that they will continue to fluctuate in the future. The timely distribution of our products will be dependent on the freight and transportation sectors.

Our marketing and advertising plan

     Our marketing concept is to generate interest in, and awareness of, our company and our web-site by embarking on a multi-faceted advertising campaign. We expect that one of our best marketing tools will be a well-developed presence on the World Wide Web. First, in order to inspire name recognition, we intend to acquire a domain name that should become synonymous with our company's products and services. Second, in order to help lay the foundation for a user friendly web-site, we intend to select a web hosting service that will help us design, create and publish our web-site. Third, in order to create a polished and unique look, as well as to motivate sales, we intend to integrate various forms of multimedia, including text, graphics, still photos, video, animation and sound.

     We intend to advertise in the media, including newspapers, trade journals, home-improvement magazines, radio 'spots' and flyer distributions. We also intend to promote our company via the internet through site registration, internet advertising and link exchange services. In order to retain our customers' continued interest, and obtain new clients, we intend to publish a message board on our web-site for people to post their technical questions, tips and observations, and we will monitor and answer questions. We also intend to establish an e-mail customer list, or listserve, in which customers can subscribe to ask us questions, get advice, and obtain copies of newsletters and advertisements.

     We expect our initial revenues will be derived from the use of a merchant banking system which will allow us to process online purchases through the use of credit cards. Because of well-founded concerns that customers may have concerning virus hazards, spamming and hardmailing, we intend to incorporate all appropriate controls to protect access to and from our web-site. How this will affect our marketing is that we intend to advertise the controls we institute in order to foster customer confidence in our business. It is our opinion that if we advertise a secure web-site, it will be utilized more by the public and other companies. We also intend to advertise a policy that we will not to sell our customer lists or provide customer information to any other web-site, catalog, information site or other company, as do many of our competitors.

     The servers that host web sites are usually backed-up by remote servers, but we cannot be certain that the back-up servers will not fail or cause interruptions affecting access to our web-site. Our web-site could also be affected by computer viruses, electronic break-ins or other similar disruptions. Our customers will be depending on internet and other online service providers to access our web-site. Our business may be adversely affected if any significant outages, delays or other difficulties occur due to system failures unrelated to our website. Internal system failures, including software or hardware failure could cause an interruption in our service resulting in reduced visits to our web site or causing a reduction in our responsiveness, and therefore causing a potential loss of business and revenue. Further, our web-site may be vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, break-ins, earthquake and other similar events.

The effect of possible governmental regulation

     The internet industry and business via e-commerce is ripe for a variety of federal, state and local government regulations, including the possibility of imposing postage on e-mail messages. Many states have considered regulating the internet industry and taxing sales made within their jurisdiction. The explosive growth of electronic commerce may prompt more stringent consumer protection laws that may impose additional burdens on our business. The regulation of domain names may also be subject to change. If our business and/or customers incur additional and significant taxes and other costs associated with compliance in the near future, this could decrease the demand for our service or increase our cost of doing business.

Employees

     Our president, chief executive officer and sole director, Mr. Paul V. Finlayson, is our only employee and will initially work part-time. If our business operations are successful, it is foreseeable that Mr. Finlayson will work full-time for our company. We intend to hire other part-time and full-time employees in the future if our business becomes profitable.

     Our success will be largely dependent upon the efforts and active participation of Mr. Paul Finlayson. The loss of his services may adversely affect our business operations. Mr. Finlayson does have other interests and it is uncertain whether these would affect the amount of time spent operating our business or give rise to a conflict of interest. We do not have key man insurance in place for any personnel and do not anticipate purchasing key man insurance until such time as revenues from operations allow.

Facilities

     We currently maintain limited office space, provided by Mr. Paul V. Finlayson, for which we pay no rent. The address is 503 East Parowan Way, Draper, Utah 84020. The space provided meets the current needs of the Company. Should we expand, additional space may be needed.

Legal proceedings

     Our company is not a party in to any bankruptcy, receivorship or other legal proceeding, and to the best of our knowledge, no such proceedings by or against Hardwood Doors have been threatened.

                        PLAN OF OPERATION

     Since our formation we have had no revenues or earnings. We are a start-up company and totally depend on the proceeds of this offering in order to payoff our outstanding debt and begin operating our business. We have a contract with Cascade Door Company that enables us to begin business operations once our web site is on the internet. Once the web site is established, we will begin advertising and marketing efforts to bring customers to our web site.

     As of June 30, 2000, we have $1,407 in cash and current liabilities of $31,631. Our current liabilities consist of $7,500 in accounts payable, $2,881 in accrued liabilities and $21,250 in notes payable.

     If we raise the maximum amount of this offering, after paying the outstanding notes payable, we will be able to obtain the type of consultants, equipment and advertising that will allow us to commence our operations. We will obtain the expertise of e-commerce consultants and purchase the type of computer equipment and software that is required to develop our web site. We will also incorporate the appropriate controls that will maintain privacy, security and access to our web site. And, we will fund several promotional campaigns in order to advertise our products and initiate sales. We anticipate that the maximum should satisfy our cash needs for the next twelve months while allowing our business to generate income.

     If we raise the minimum amount in this offering, we will proceed as planned but will have to scale back on e-commerce consultant advise, computer equipment and advertising. We believe we will still be able to create a satisfactory web-site but it may not be as developed or protected as we originally intended. We anticipate that the minimum would satisfy our cash needs for the next twelve months.

                      MANAGEMENT

     Our business will be managed by our sole officer and director, Mr. Paul V. Finlayson.

Name                      Age    Position                     Since

Paul V. Finlayson         29     President, CEO and Director  November 1998

Biography

     The following is a brief biography of Mr. Paul V. Finlayson.

     Mr. Finlayson has been in the management, marketing, finance and communications fields for over five years. He graduated from Brigham Young University in 1996, and received a post-graduate certificate in 1997. Throughout his academic career, from 1992 to 1997, Mr. Finlayson worked for Nu-Skin in management and customer relations. From 1997 to 1998 he was the Corporate Communications Manager for General Economic Consulting, Inc.
From 1998 to the present he has been the General & Operations Manager for Wild Wings Hunting & Sporting Clays Club, Inc. Since November, 1998, Mr. Finlayson has acted as the president, chief executive officer and director for Hardwood Doors.

                          COMPENSATION

     Mr. Paul V. Finlayson has received a salary for acting as the company's president since November, 1998. No other director or officer has received any compensation nor are there any employment agreements in place.

                   SUMMARY COMPENSATION TABLE


                                   Long Term Compensation

                         Annual Compenstaion

Name/                   Annual     Salary   Other
Principal Position   Compensation   ($)     Bonus
                         ($)                 ($)

1998
Paul V. Finlayson       $500        $500     -0-
President

1999
Paul V. Finlayson      $12,000    $12,000    -0-
President

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Our policy is stated in Article X of our articles of incorporation. A contract or transaction either between our company and a director, or between a director and another company in which he is financially interested is not necessarily void or voidable if the relationship or interest is disclosed or known to the board of directors and the stockholders are entitled to vote on the issue, or if it is fair and reasonable to our company. At the present time, we have no such contract or transaction.

                     PRINCIPAL STOCKHOLDERS

     The table below shows the beneficial ownership of our stock as of the date of this prospectus, and as adjusted to reflect the sale of 80,000 should we sell minimum number of shares and to reflect the sale of 100,000 should we sell the maximum number of shares.

The table includes:
* each person known to us to be the beneficial owner of more than five percent of the outstanding shares
*  each director and named executive officer of Hardwood Doors

Name & Address          # of Shares    % Before      % After Offering
                        Beneficially   Offering    Minimum        Maximum
                        Owned

Paul V. Finlayson        2,000,000     67%          64.62%        64.52%
503 East Parawan Way
Draper, Utah 84020

Batemen Dynasty LC       1,000,000     33%          32.79%        32.26%
55 West 200 North
Provo, Utah 84601

Total: officer and       2,000,000     67%          64.62%        64.52%
directors (1 person)

Mr. Finlayson is our only director and officer.

                  DESCRIPTION OF THE SECURITIES

Common Stock

     We are authorized to issue up to 50,000,000 shares of common stock. As of the date of this prospectus, there are 3,000,000 shares of common stock issued and outstanding.

     The holders of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders. In the event of liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities, if any. Holders of common stock have no cumulative voting rights and the holders of a majority of the outstanding shares have the ability to elect all of the directors. Holders of common stock have no preemptive or other rights to subscribe for shares. Holders of common stock are entitled to such dividends as may be declared by the board of directors out of funds legally available for dividends. The outstanding common stock is, and the common stock to be outstanding upon completion of this offering will be, validly issued, fully paid and non-assessable.

     We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Preferred Stock

     We are authorized to issue up to 10,000,000 shares of preferred stock. As of the date of this prospectus, there are no shares of preferred stock issued and outstanding.

     Our preferred stock may be issued from time to time in one or more series, with such distinctive serial designations as may be stated by our board of directors. Our board of directors is expressly authorized to fix:

 *    Voting rights
 *    The consideration to be paid for the shares;
 *    The number of shares constituting each series;
 * Whether the shares are subject to redemption and the terms of redemption;

 * The rate of dividends, if any, and the preferences and whether such dividends shall be cumulative or noncumulative;
 * The rights of preferred stockholders regarding liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of Hardwood Doors; and
 * The rights of preferred stockholders regarding conversion or exchange of shares for another class of our shares.

Stock Option Plan

     We have reserved 1,000,000 shares of common stock for issuance to key employees, officers, directors and consultants upon the exercise of options granted under our 2000 Stock Option
Plan.  To date, no options have been granted.

Transfer Agent

     Interwest Transfer Company, Inc., 1981 East 4800 South, Salt
Lake City, Utah 84124, is our transfer agent.

                SHARES AVAILABLE FOR FUTURE SALE

     As of the date of this prospectus, there are 3,000,000 shares of our stock issued and outstanding. Upon the effectiveness of this registration statement, 80,000 shares of stock will be freely tradeable if the minimum number of shares are sold and 100,000 shares of stock will be freely tradeable if the maximum number of shares are sold. The remaining 3,000,000 shares of stock will be subject to the resale provisions of Rule
144. Sales of shares of stock in the public markets may have an adverse effect on prevailing market prices for the common stock.

     Rule 144 governs resale of "restricted securities" for the account of any person (other than an issuer), and restricted and unrestricted securities for the account of an "affiliate of the issuer. Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates which were not issued or sold in connection with a public offering registered under the Securities Act. An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with the issuer. Affiliates of the company may include its directors, executive officers, and person directly or indirectly owning 10% or more of the outstanding stock. Under Rule 144 unregistered resales of restricted stock cannot be made until it has been held for one year from the later of its acquisition from the company or an affiliate of the company. After one year shares of stock may be resold without registration subject to Rule 144's volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about the company. Resales by the company's affiliates of restricted and unrestricted stock are subject to the applicable requirements. The volume limitations provide that a person (or persons who must aggregate their sales) cannot, within any three-month period, sell more that the greater of one percent of the then outstanding shares, or the average weekly reported trading volume during the four calendar weeks preceding each such sale. A non-affiliate may resell restricted stock which has been held for two years free of the applicable requirements.

     MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

     Currently, there is no public trading market for our stock and there can be no assurance that any market will develop. If a market develops for our stock, it will likely be limited, sporadic and highly volatile.

     Presently, we are privately owned and this is our initial public offering. Most initial public offerings are underwritten by a registered broker-dealer firm or an underwriting group. These underwriters generally will act as market makers in the stock of a company they underwrite to help insure a public market for the stock. This offering is being sold by our officers and directors. We have no commitment from any brokers to sell shares in this offering. As a result, we will not have the typical broker public market interest normally generated with an initial public offering. Lack of a market for shares of our stock could adversely affect a shareholder in the event a shareholder desires to sell his shares. The company does anticipate a market maker filing for listing on the Over the Counter Bulletin Board should the offering succeed.

     If this offering is not taken into account, 100% of our outstanding shares are restricted securities under Rule 144, which means that they are subject to restrictions on resale in the public market. If the maximum is sold in this offering, about 65% of the number of outstanding shares are restricted securities under Rule 144. Future sale of the restricted stock after these restrictions lapse or are satisfied, could have a depressive effect on the price of the stock in any public market that develops and the liquidity of your investment.

     Public trading of the common stock is covered by Rule 15c2-6 of the Securities Exchange Act of 1934, which imposes certain sales practice requirements on broker-dealers who sell certain designated securities to persons other than established customers and certain categories of investors. For transactions covered by the rule, the broker-dealer must make a suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to sale. Under certain circumstances, the purchaser may enjoy the right to rescind the transaction within a certain period of time. Consequently, so long as the common stock is a designated security under the rule, the ability of broker-dealers to effect certain trades may be affected adversely, thereby impeding the development of a meaningful market in the stock.

                      PLAN OF DISTRIBUTION

     Mr. Paul V. Finlayson, the sole officer and director of the company will sell our shares on a "best efforts" basis. We have appointed Brighton Bank, 311 South State Street, Salt Lake City, Utah 84111 as the escrow agent who will hold proceeds from the sale of shares until the minimum $100,000 has been received. If we have not received $100,000 within 90 days from the date of this prospectus, unless extended by us for up to an additional 30 days, your funds will be promptly returned without interest and without any deductions. In order to buy our shares, you must complete and execute the subscription and make payment of the purchase price either in cash or by check payable to the order of Hardwood Doors & Milling Specialities, Inc.

     Solicitation for purchase of our shares will be made only by means of this prospectus and communications with officers and directors of Hardwood Doors who are employed to perform substantial duties unrelated to the offering, who will not receive any commission or compensation for their efforts, and who are not associated with a broker or dealer.

                          LEGAL MATTERS

     The legality of the issuance of our shares offered in this prospectus and certain other matters will be passed upon for Hardwood Doors by Lehman Walstrand & Associates, Salt Lake City,
Utah.

                             EXPERTS

     The financial statements of Hardwood Doors as of December 31, 1999 (audited) and June 30, 2000 (unaudited), appearing in this Prospectus and Registration Statement have been prepared by Pritchett, Siler & Hardy, P.C., as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

                     ADDITIONAL INFORMATION

     We have filed a Registration Statement on Form SB-2 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares being offered. This prospectus does not contain all of the information, exhibits and schedules contained in the Registration Statement. For further information with respect to Hardwood Doors and the shares being offered, reference is made to the Registration Statement with the exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and you should look at these documents filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. A copy of the Registration Statement, and the exhibits and schedules, may be inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Seven World Trade Center, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of all or any part of the Registration Statement may be obtained from the Commission upon payment of a prescribed fee. This information is also available from the Commission's Internet web site, http://www.sec.gov.

           HARDWOOD DOORS & MILLING SPECIALITIES, INC.
         (Formerly Known As American Outdoorsman, Inc.)
                  [A Development Stage Company]


                            CONTENTS

                                                                    PAGE

        -  Independent Auditors' Report                              16


        - Balance Sheet, December 31, 1999                           17


        - Statements of Operations, for the years ended
            December 31, 1999 and 1998 and for the
            period from inception on December 30, 1994
            through December 31, 1999                                18


        -  Statement of Stockholders' Equity (Deficit),
             from inception on December 30, 1994 through
             December 31, 1999                                       19


        - Statements of Cash Flows, for the years ended
            December 31, 1999 and 1998 and for the
            period from inception on December 30, 1994
            through December 31, 1999                               20


        - Notes to Financial Statements                             22

        - Unaudited Condensed Balance Sheets, June 30, 2000
           and December 31, 1999                                    27


        - Unaudited Condensed Statements of Operations, for the
           three and six months ended June 30, 2000 and 1999 and
           for the period from inception on December 30, 1994
           through June 30, 2000                                    28

        - Unaudited Condensed Statements of Cash Flows, for the
           six months ended June 30, 2000 and 1999 and for
           the period from inception on December 30, 1994 through
           June 30, 2000                                            29

        - Notes to Unaudited Condensed Financial Statements         30

                  INDEPENDENT AUDITORS' REPORT


Board of Directors
HARDWOOD DOORS & MILLING SPECIALITIES, INC.
(Formerly Known As American Outdoorsman, Inc.)
Provo, Utah

We have audited the accompanying balance sheet of Hardwood Doors & Milling Specialities, Inc. (formerly known as American Outdoorsman, Inc.) [a development stage company] at December 31, 1999, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinions.

In our opinion, the financial statements audited by us present fairly, in all material respects, the financial position of Hardwood Doors & Milling Specialities, Inc. (formerly known as American Outdoorsman, Inc.) as of December 31, 1999, and the results of its operations and its cash flows for the years ended December 31, 1999 and 1998, in conformity with generally accepted accounting principles.

The financial statements referred to above have been prepared assuming the Company will continue as a going concern. As discussed in Note 10 to the financial statements, the Company has incurred losses since its inception, has current liabilities in excess of current assets, and has not yet established profitable operations, raising substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 10. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ Pritchett, Siler & Hardy, P.C.

July 12, 2000
Salt Lake City, Utah

           HARDWOOD DOORS & MILLING SPECIALITIES, INC.
         (Formerly Known As American Outdoorsman, Inc.)
                  [A Development Stage Company]

                          BALANCE SHEET

                             ASSETS

                                                      December 31,
                                                          1999
                                                      ___________
CURRENT ASSETS:
  Cash                                                 $       99
                                                      ___________
        Total Current Assets                           $       99
                                                      ___________


         LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)


CURRENT LIABILITIES:
  Accounts payable                                     $     500
  Accrued liabilities                                      2,838
  Notes payable                                           10,750
                                                      ___________
        Total Current Liabilities                      $  14,088
                                                      ___________
STOCKHOLDERS' EQUITY (DEFICIT):
  Preferred stock, $.001 par value,
    10,000,000 shares authorized, no
    shares issued and outstanding                              -
  Common stock, $.001 par value,
    50,000,000 shares authorized,
    3,000,000 issued and outstanding                       3,000
  (Deficit) accumulated during the
    development stage                                    (16,989)
                                                      ___________
        Total Stockholders' Equity (Deficit)             (13,989)
                                                      ___________
                                                       $      99
                                                     ____________


  The accompanying notes are an integral part of this financial statement.

           HARDWOOD DOORS & MILLING SPECIALITIES, INC.
         (Formerly Known As American Outdoorsman, Inc.)
                  [A Development Stage Company]

                    STATEMENTS OF OPERATIONS

                                             For the       From Inception
                                           Years Ended     on December 30,
                                           December 31,     1994 Through
                                        _________________    December 31,
                                          1999    1998          1999
                                        _________________________________

REVENUE                                   $    -  $      -    $      -

COST OF GOODS SOLD                             -         -           -
                                        _________________________________
GROSS PROFIT                                   -         -           -
                                        _________________________________

EXPENSES:
  Selling and general and administrative       -         -           -
                                        _________________________________

(LOSS) FROM OPERATIONS                         -         -           -

OTHER EXPENSES:
  Interest Expense                             -         -           -
                                        ________________________________

      Total Other Expenses                     -         -           -
                                        ________________________________

(LOSS) BEFORE INCOME TAXES                     -         -           -

CURRENT TAX EXPENSE                            -         -           -

DEFERRED TAX EXPENSE                           -         -           -
                                        ________________________________

LOSS FROM CONTINUING OPERATIONS                -         -           -

DISCONTINUED OPERATIONS:
  Loss from operations of game bird
    brokering operation                  (14,482)   (1,472)    (16,989)
                                        ________________________________


NET LOSS                                $(14,482)  $(1,472)  $(16,989)
                                        ________________________________


LOSS PER COMMON SHARE:
  Loss from continuing operations       $  (.00)   $ (.00)  $   (.00)
  Loss from discontinued operations        (.00)     (.00)      (.01)
                                        ________________________________

        Total loss per share            $ (.00)    $ (.00)  $   (.01)
                                        ________________________________


 The accompanying notes are an integral part of these financial statements.

           HARDWOOD DOORS & MILLING SPECIALITIES, INC.
         (Formerly Known As American Outdoorsman, Inc.)
                  [A Development Stage Company]

           STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

               FROM INCEPTION ON DECEMBER 30, 1994

                    THROUGH DECEMBER 31, 1999

                                                                                         Deficit
                                                                                       Accumulated
                                     Preferred Stock       Common Stock    Capital in  During the
                                    _________________    ________________   Excess of  Development
                                      Shares  Amount     Shares    Amount   Par Value    Stage
                                    _________ _______    ________   _______  ______    _________
BALANCE, December 30, 1994                 -  $     -          -    $     -  $    -    $       -

Issuance of 1,000,000 shares common
  stock for cash, January 4, 1995 at
  $.001 per share                          -        -    1,000,000    1,000       -            -

Net loss for the year ended
  December 31, 1995                        -        -            -        -       -         (145)

BALANCE, December 31, 1995                 -        -    1,000,000    1,000       -         (145)

Net loss for the year ended
  December 31, 1996                        -        -            -        -       -         (420)

BALANCE, December 31, 1996                 -        -    1,000,000    1,000       -         (565)

Net loss for the year ended
  December 31, 1997                        -        -            -        -       -         (470)

BALANCE, December 31, 1997                 -        -    1,000,000    1,000       -       (1,035)

Issuance of 2,000,000 shares common
  stock for cash, August 31, 1998 at
  $.001 per share                          -        -    2,000,000    2,000       -            -

Net loss for the year ended
  December 31, 1998                        -        -            -        -       -       (1,472)

BALANCE, December 31, 1998                 -        -    3,000,000    3,000       -       (2,507)

Net loss for the year ended
  December 31, 1999                        -        -            -        -       -      (14,482)

BALANCE, December 31, 1999                 -   $    -    3,000,000  $ 3,000  $    -    $ (16,989)


  The accompanying notes are an integral part of this financial statement.

           HARDWOOD DOORS & MILLING SPECIALITIES, INC.
         (Formerly Known As American Outdoorsman, Inc.)
                  [A Development Stage Company]

                    STATEMENTS OF CASH FLOWS


                                             For the       From Inception
                                           Years Ended     on December 30,
                                           December 31,     1994 Through
                                          _______________   December 31,
                                           1999      1998      1999
                                        _____________________________

Cash Flows from Operating Activities:
 Net (loss)                            $ (14,482) $  (1,472) $(16,989)
                                        _____________________________
 Adjustments to reconcile net loss to
   net cash used by operating activities:
  Amortization expense                                   104      195
  Changes in assets and liabilities:
   Increase in accounts payable              250         100      500
   Increase in accrued liabilities         2,480         358    2,838
                                        _____________________________
     Total Adjustments                     2,730         562    3,533
                                        _____________________________
     Net Cash (Used) in Operating
       Activities                        (11,752)       (910) (13,456)
                                        _____________________________
Cash Flows from Investing Activities:
 Organization costs                            -           -     (195)
                                        _____________________________
     Net Cash (Used) in Investing
       Activities                              -           -     (195)
                                        _____________________________
Cash Flows from Financing Activities:
 Proceeds from common stock issuance           -       2,000    3,000
 Proceeds from Notes Payable              10,750         250   11,000
 Payments on Notes Payable                     -        (250)    (250)
                                        _____________________________
     Net Cash Provided by Financing
       Activities                         10,750       2,000   13,750
                                        _____________________________
Net Increase (decrease) in cash           (1,002)      1,090       99

Cash at Beginning of Period                1,101          11        -
                                        _____________________________
Cash at End of Period                  $      99  $    1,101  $    99
                                        _____________________________

                           [Continued]

           HARDWOOD DOORS & MILLING SPECIALITIES, INC.
         (Formerly Known As American Outdoorsman, Inc.)
                  [A Development Stage Company]

                    STATEMENTS OF CASH FLOWS


                                             For the        From Inception
                                           Years Ended      on December 30,
                                           December 31,      1994 Through
                                          _____________       December 31,
                                           1999      1998        1999
                                           _____________________________
Supplemental Disclosures of Cash Flow Information:
 Cash paid during the period for:
   Interest                               $     -   $    13     $     13
   Income taxes                           $    -    $     -     $      -

Supplemental Schedule of Noncash Investing and Financing
Activities:
 Year ended December 31, 1999:
  None

 Year ended December 31, 1998:
  None

 The accompanying notes are an integral part of these financial statements.

           HARDWOOD DOORS & MILLING SPECIALITIES, INC.
         (Formerly Known As American Outdoorsman, Inc.)
                  [A Development Stage Company]

                  NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization - The Company was organized under the laws of the State of Nevada on December 30, 1994 as American Outdoorsman, Inc. The Company's name was changed during May, 2000 to Hardwood Doors & Milling Specialities, Inc. The Company has not commenced planned principal operations and is considered a development stage company as defined in Statement of Financial Accounting Standards (SFAS) No. 7. The Company was originally planning to engage in the business of acquiring and managing sporting goods stores and also had planned to broker game birds to hunting companies. The Company changed its business plan during May, 2000 and is now planning to engage in the marketing and distribution of custom-made hardwood doors. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

  Organization Costs - Organization costs, which reflect amounts expended to organize the Company, were expensed during 1998 in accordance with Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities".

  Earnings Per Share - The computation of earnings per share is based on the weighted average number of shares outstanding during the period presented in accordance with statement of Financial Standard No. 128, "Earnings Per Share". [See Note 11]

  Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

  Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimated.

  Income Taxes -The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109
  "Accounting for Income Taxes" which requires the liability approach for the effect of income taxes [See Note 6].

  Recently Enacted Accounting Standards - Statement of Financial Accounting Standards No. 135. "Rescission of FASB Statement No. 75 and Technical Corrections", SFAS No. 136, "Transfers of Assets to a not for profit organization or charitable trust that raises or holds contributions for others", and SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - deferral of the effective date of FASB statement No. 133 (an amendment of FASB Statement No. 133)," were recently issued. SFAS No. 135, 136 and 137 have no current applicability to the Company or their effect on the financial statements would not have been significant.

           HARDWOOD DOORS & MILLING SPECIALITIES, INC.
         (Formerly Known As American Outdoorsman, Inc.)
                  [A Development Stage Company]

                  NOTES TO FINANCIAL STATEMENTS

NOTE 2 - DISCONTINUED OPERATIONS

  On May 15, 2000, the Company changed the focus of its business from the wholesale brokering of game birds to the marketing and distribution of custom-made hardwood doors. Net sales related to the game bird brokering was $5,834, $0 and $5,834 for the years ended December 31, 1999, and 1998 and for the period from inception on December 30, 1994 through December 31, 1999. These amounts have been reclassified to "loss from the operations of wholesale brokering of game birds" in the accompanying statements of operations.

  The following is a condensed proforma consolidated statement of operations that reflects what the presentation would have been for the years ended December 31, 1999 and 1998 and for the period from inception on December 30, 1994 through December 31, 1999 without the reclassifications required by generally accepted
  accounting    principles    for   companies   with   discontinued
  operations:

                                                         From
                                   1999       1998    Inception
                              __________________________________
 Net Sales                     $   5,834   $      -   $   5,834
 Cost of goods sold               (3,028)         -      (3,028)
 Other operating expenses        (16,963)    (1,381)    (19,379)
 Other income (expense)             (325)       (13)       (338)
 Cumulative effect of change in
   Accounting principles               -        (78)        (78)
                              __________________________________
         Net loss              $ (14,482)  $ (1,472) $  (16,989)
                              __________________________________
         Loss per share        $    (.00)  $   (.00) $     (.01)
                              __________________________________


NOTE 3 - ACCRUED LIABILITIES

  Accrued liabilities consists of the following at:

                                                     December 31,
                                                         1999
                                                     ___________
           Accrued payroll and other taxes                 2,513
           Accrued interest payable                          325
                                                     ___________
                                                      $    2,838
                                                    ____________

           HARDWOOD DOORS & MILLING SPECIALITIES, INC.
         (Formerly Known As American Outdoorsman, Inc.)
                  [A Development Stage Company]

                  NOTES TO FINANCIAL STATEMENTS

NOTE 4 - RELATED PARTY TRANSACTIONS

  Management Compensation - During the year ended December 31, 1999, the Company paid $12,000 in compensation to its President.

  Brokerage Fees - All of the Company's sales were to a related party.

NOTE 5 - NOTES PAYABLE

  In July and October 1999, a corporation loaned the Company a total of $3,250. The note is due upon demand and accrues interest at 12% per annum. Interest expense for the year ended December 31, 1999, amounted to $159.

  In September, November and December, a corporation loaned the Company a total amounting to $7,500. The note is due upon demand and accrues interest at 12% per annum. Interest expense for the year ended 1999, amounted to $166.


NOTE 6 - INCOME TAXES

  The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". FASB 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards.

  The Company has available at December 31, 1999, unused operating loss carryforwards of approximately $16,900, which may be applied against future taxable income and which expire in various years through 2019. The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards the Company has established a valuation allowance equal to the amount of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards. The net deferred tax assets are approximately $5,700 as of December 31, 1999, with an offsetting valuation allowance at year end of the same amount, resulting in a change in the valuation allowance of approximately $4,800 for the year ended December 31, 1999.

           HARDWOOD DOORS & MILLING SPECIALITIES, INC.
         (Formerly Known As American Outdoorsman, Inc.)
                  [A Development Stage Company]

                  NOTES TO FINANCIAL STATEMENTS

NOTE 7 - CAPITAL STOCK

  Preferred Stock - The Company has 10,000,000 shares of preferred stock authorized at $.001 par value with such rights, preferences and designations and to be issued in such series as determined by the Board of Directors. No shares are issued and outstanding at December 31, 1999 and 1998.

  Common Stock - During January 1995, the Company issued 1,000,000 shares of its previously authorized, but unissued common stock in exchange for cash of $1,000.

  During August 1998, the Company issued 2,000,000 shares of its previously authorized, but unissued common stock to the Company's new President. The Stock was issued in exchange for cash of $2,000.

NOTE 8 - CHANGE IN OWNERSHIP

  On August 31, 1998, the company issued 2,000,000 shares of common stock in exchange for cash. The stock issuance represents two-thirds of all outstanding common stock. In connection with this issuance, the new shareholder was designated as sole director, President and Secretary of the Company.

NOTE 9 - CONCENTRATION OF CREDIT RISK

  All of the Company's sales related to its previous operations were to a related party. All of the Company's purchases related to its previous operations are from one supplier. Currently, the Company has discontinued its previous operations [See Note 2] and has not yet achieved any revenues related to its planned operations.

NOTE 10 - GOING CONCERN

  The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has incurred losses since inception, has current liabilities in excess of current assets, and has not yet established profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any additional funds needed through loans and/or through additional sales of its common stock, which funds will be used to assist in establishing on-going operations. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

           HARDWOOD DOORS & MILLING SPECIALITIES, INC.
         (Formerly Known As American Outdoorsman, Inc.)
                  [A Development Stage Company]

                  NOTES TO FINANCIAL STATEMENTS

NOTE 11 - LOSS PER SHARE

  The following data shows the amounts used in computing loss per share for the years ended December 31, 1999 and 1998 and from inception on December 30, 1994 through December 31, 1999:


                                              For the       From Inception
                                             Years Ended    on December 30,
                                             December 31,     1994 Through
                                            ______________    December 31,
                                           1999        1998      1999
                                        ___________________________________
  (Loss) from continuing operations
  available to common shareholders
  (numerator)                            $        - $         -  $        -
                                        ___________________________________
  Loss from discontinued operations
  available to common shareholders
  (numerator)                            $  (14,482) $   (1,472) $  (16,989)
                                        ___________________________________
   Weighted average number of
  common shares outstanding used
  in loss per share for the period
  (denominator)                           3,000,000   1,668,493   1,534,577
                                        ___________________________________

NOTE 12 - SUBSEQUENT EVENTS

  During May, 2000, the Company changed its name to Hardwood Doors & Milling Specialities, Inc..

  The Company is proposing to raise up to $125,000 in a public stock offering through the sale of 100,000 shares of common stock at $1.25 per share. The Company plans to file a registration statement with the Securities and Exchange Commission to register the shares of common stock for the proposed offering.

          HARDWOOD DOORS AND MILLING SPECIALITIES, INC.
         (Formerly Known As American Outdoorsman, Inc.)
                  [A Development Stage Company]

                    CONDENSED BALANCE SHEETS

                           [Unaudited]


                             ASSETS

                                           June 30,   December 31,
                                             2000         1999
                                         ___________  ___________
CURRENT ASSETS:
  Cash in bank                             $   1,407    $      99
                                         ___________  ___________
        Total Current Assets                   1,407           99
                                         ___________  ___________
                                           $   1,407    $      99
                                        ____________ ____________


              LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                         $   7,500    $     500
  Accrued liabilities                          2,881        2,837
  Notes payable                               21,250       10,750
                                         ___________  ___________
   Total Current Liabilities                  31,631       14,087
                                         ___________  ___________
STOCKHOLDERS' EQUITY (DEFICIT):
  Preferred stock, $.001 par value,
    10,000,000 shares authorized,
   no shares issued and outstanding                -            -
  Common stock, $.001 par value,
   50,000,000 shares authorized,
   3,000,000 shares issued and
   outstanding                                 3,000        3,000
  Deficit accumulated during the
    development stage                        (33,224)     (16,988)
                                         ___________  ___________
    Total Stockholders' Equity Deficit       (30,224)     (13,988)
                                         ___________  ___________
                                           $   1,407    $      99
                                        ____________ ____________

Note: The balance sheet at December 31, 1999 was taken from the audited financial statements at that date and condensed.

 The accompanying notes are an integral part of these unaudited condensed financial statements.

          HARDWOOD DOORS AND MILLING SPECIALITIES, INC.
         (Formerly Known As American Outdoorsman, Inc.)
                  [A Development Stage Company]

               CONDENSED STATEMENTS OF OPERATIONS

                           [Unaudited]

                                         For the Three     For the Six     From Inception
                                          Months Ended     Months Ended    on December 30,
                                            June 30,         June 30,       1994 Through
                                       ___________________________________    June 30,
                                       2000       1999     2000      1999       2000

REVENUE                              $        -  $    -  $      -  $      -   $      -

COST OF GOODS SOLD                            -       -         -         -          -

GROSS PROFIT                                  -       -         -         -          -

EXPENSES:
  Selling and general and
    administrative                        7,397       -     7,397         -      7,397

LOSS FROM OPERATIONS                     (7,397)      -    (7,397)        -     (7,397)

OTHER EXPENSES:
  Interest expense                          252       -       252         -        252

   Total Other Expenses:                   (252)      -      (252)        -       (252)

 (LOSS) BEFORE INCOME
  TAXES                                  (7,649)      -    (7,649)        -     (7,649)

CURRENT TAX EXPENSE                           -       -         -         -          -

DEFERRED TAX EXPENSE                          -       -         -         -          -

LOSS FROM CONTINUING
 OPERATIONS                              (7,649)      -    (7,649)        -     (7,649)

DISCONTINUED OPERATIONS:
  Loss from operations of discontinued
    game bird brokering operation        (8,295)   (850)   (8,587)   (1,533)   (25,575)


NET LOSS                             $  (15,944) $ (850) $(16,236) $ (1,533) $ (33,224)


LOSS PER COMMON SHARE:
  Loss from continuing
    Operations                             (.00)   (.00)    (.00)      (.00)      (.00)
  Loss from discontinued
    Operations                             (.00)   (.00)    (.00)      (.00)      (.02)

     Total loss per share            $     (.00) $ (.00) $  (.00)  $   (.00) $    (.02)


 The accompanying notes are an integral part of these unaudited condensed financial statements.

          HARDWOOD DOORS AND MILLING SPECIALITIES, INC.
         (Formerly Known As American Outdoorsman, Inc.)
                  [A Development Stage Company]

               CONDENSED STATEMENTS OF CASH FLOWS

                           [Unaudited]

                                               For the Six    From Inception
                                               Months Ended   on December 30,
                                                  June 30,     1994 Through
                                               _______________   June 30,
                                                2000     1999      2000
                                             _____________________________
Cash Flows From Operating Activities:
 Net loss                                   $  (16,236) $(1,533)  $(33,224)
 Adjustments to reconcile net loss to
   net cash used by operating activities:
  Amortization expense                                -       -        195
  Changes in assets and liabilities:
    (Increase) in accounts receivable                 -  (1,025)         -
    Increase in accounts payable                  7,000   1,498      7,500
    Increase in accrued liabilities                  44      73      2,881
                                               ___________________________
     Net Cash Provided (Used) by
       Operating Activities                      (9,192)   (987)   (22,648)
                                               ___________________________
Cash Flows From Investing
 Organization costs                                   -       -       (195)
                                               ___________________________
    Net Cash (Used) in Investing Activities           -       -       (195)
                                               ___________________________
Cash Flows From Financing
  Activities:
 Proceeds from sale of common stock issuance          -       -      3,000
 Proceeds from notes payable                     10,500       -     21,500
 Payments on notes payable                            -       -       (250)
                                                __________________________
     Net Cash Provided by Financing
       Activities                                10,500       -     24,250
                                                __________________________

Net Increase (Decrease) in Cash                   1,308    (987)     1,407

Cash at Beginning of Period                          99   1,101          -
                                                __________________________
Cash at End of Period                         $   1,407 $   114   $  1,407
                                                __________________________
Supplemental Disclosures of Cash Flow
  Information:

 Cash paid during the period for:
   Interest                                   $      -  $     -   $    -
   Income taxes                               $      -  $     -   $    -

Supplemental Schedule of Non-Cash Investing and Financing
Activities:
 For the Six Months Ended June 30, 2000:
  None
 For the Six Months Ended June 30,1999:
  None

 The accompanying notes are an integral part of these unaudited condensed financial statements.

          HARDWOOD DOORS AND MILLING SPECIALITIES, INC.
         (Formerly Known As American Outdoorsman, Inc.)
                  [A Development Stage Company]

        NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization - The Company was organized under the laws of the State of Nevada on December 30, 1994 as American Outdoorsman, Inc. The Company's name was changed during May, 2000 to Hardwood Doors & Milling Specialities, Inc. The Company has not commenced planned principal operations and is considered a development stage company as defined in Statement of Financial Accounting Standards (SFAS) No. 7. The Company was originally planning to engage in the business of acquiring and managing sporting goods stores and also had planned to broker game birds to hunting companies. The Company changed its business plan during May, 2000 and is now planning to engage in the marketing and distribution of custom-made hardwood doors. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

  Condensed Financial Statements - The accompanying interim financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position as of June 30, 2000 and results of operations and cash flows for the six months ended June 30, 2000 and for all periods presented have been made.

  Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the company's December 31, 1999 audited financial statements. The results of operations for the periods ended June 30, 2000 are not necessarily indicative of the operating results for the full year.

  Organization Costs - Organization costs, which reflect amounts expended to organize the Company, were expensed during 1998 in accordance with Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities".

  Earnings Per Share - The computation of earnings per share is based on the weighted average number of shares outstanding during the period presented in accordance with statement of Financial Standard No. 128, "Earnings Per Share". [See Note 11]

  Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

  Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimated.

           HARDWOOD DOORS & MILLING SPECIALITIES, INC.
         (Formerly Known As American Outdoorsman, Inc.)
                  [A Development Stage Company]

        NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [CONTINUED]

  Income Taxes -The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109
  "Accounting for Income Taxes" which requires the liability approach for the effect of income taxes [See Note 6].

  Recently Enacted Accounting Standards - Statement of Financial Accounting Standards No. 135. "Rescission of FASB Statement No. 75 and Technical Corrections", SFAS No. 136, "Transfers of Assets to a not for profit organization or charitable trust that raises or holds contributions for others", and SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - deferral of the effective date of FASB statement No. 133 (an amendment of FASB Statement No. 133)," were recently issued. SFAS No. 135, 136 and 137 have no current applicability to the Company or their effect on the financial statements would not have been significant.

NOTE 2 - DISCONTINUED OPERATIONS

  On May 15, 2000, the Company changed the focus of its business from the wholesale brokering of game birds to the marketing and distribution of custom-made hardwood doors. Net sales related to the game bird brokering was $7,556, $1,425 and $13,390 for the six months ending June 30, 2000, and 1999 and for the period from inception on December 31, 1994 through June 30, 2000. These amounts have been reclassified to "loss from the operations of wholesale brokering of game birds" in the accompanying statements of operations.

  The following is a condensed proforma consolidated statement of operations that reflects what the presentation would have been for the six months ended June 30, 2000 and 1999 and for the period from inception on December 30, 1994 through June 30, 2000 without the reclassifications required by generally accepted accounting principles for companies with discontinued operations:
                                                         From
                                   2000       1999    Inception
                              __________________________________
      Net Sales                  $  7,556   $  1,425   $  13,390
      Cost of goods sold           (7,000)         -     (10,028)
      Other operating expenses    (15,976)    (2,958)    (35,354)
      Other income (expense)         (816)         -      (1,154)
      Cumulative effect of change in
        Accounting principles           -          -         (78)
                              __________________________________
         Net loss                $(16,236)  $ (1,533)  $ (33,224)
                              __________________________________
         Loss per share          $   (.00)  $   (.00)  $    (.02)
                              __________________________________

NOTE 3 - ACCRUED LIABILITIES

  Accrued liabilities consists of the following at:
                                            June,     December 31,
                                             2000         1999
                                        ___________  ___________
           Accrued payroll and other taxes    1,740        2,513
           Accrued interest payable           1,141          325

                                        ___________  ___________
                                           $  2,881     $  2,838
                                        ___________  ___________

           HARDWOOD DOORS & MILLING SPECIALITIES, INC.
         (Formerly Known As American Outdoorsman, Inc.)
                  [A Development Stage Company]

        NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 4 - RELATED PARTY TRANSACTIONS

  Management Compensation - During the periods ended June 30, 2000 and 1999, the Company paid $7,500 and $1,250, respectively, in compensation to its President.

  Brokerage Fees - All of the Company's sales were to a related party.

NOTE 5 - NOTES PAYABLE

  In July and October 1999, a corporation loaned the Company a total of $3,250. The note is due upon demand and accrues interest at 12% per annum. Interest expense for the year ended December 31, 1999 amounted to $159. During June 2000, this same corporation loaned the Company an additional amount of $8,000. This $8,000 was added to the original note and the total amount is due upon demand and accrues at 12% per annum. Interest expense for the six months ended June 30, 2000 amounted to $246.

  In September, November and December 1999, a corporation loaned the Company a total of $7,500. The note is due upon demand and accrues interest at 12% per annum. Interest expense for the year ended December 31, 1999 amounted to $164. During January and March 2000, this same corporation loaned the Company an additional amount of $2,500. This $2,500 was added to the original note and the total amount is due upon demand and accrues interest at 12% per annum. Interest expense for the six months ended June 30, 2000 amounted to $570.


NOTE 6 - INCOME TAXES

  The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". FASB 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards.

  The Company has available at June 30, 2000 and December 31, 1999, unused operating loss carryforwards of approximately $33,000 and $16,900, respectively, which may be applied against future taxable income and which expire in various years through 2019. The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards the Company has established a valuation allowance equal to the amount of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards. The net deferred tax assets are approximately $11,200 and $5,700 as of June 30, 2000 and December 31, 1999, respectively, with an offsetting valuation allowance at year end of the same amount, resulting in a change in the valuation allowance of approximately $5,500 for the period ended June 30, 2000.

           HARDWOOD DOORS & MILLING SPECIALITIES, INC.
         (Formerly Known As American Outdoorsman, Inc.)
                  [A Development Stage Company]

        NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 7 - CAPITAL STOCK

  Preferred Stock - The Company has 10,000,000 shares of preferred stock authorized at $.001 par value with such rights, preferences and designations and to be issued in such series as determined by the Board of Directors. No shares are issued and outstanding at June 30, 2000.

  Common Stock - During January 1995, the Company issued 1,000,000 shares of its previously authorized, but unissued common stock in exchange for cash of $1,000.

  During August 1998, the Company issued 2,000,000 shares of its previously authorized, but unissued common stock in exchange for cash of $2,000.

NOTE 8 - CHANGE IN OWNERSHIP

  On August 31, 1998, the company issued 2,000,000 shares of common stock in exchange for cash. The stock issuance represents two-thirds of all outstanding common stock. In connection with this issuance, the new shareholder was designated as sole director, President and Secretary of the Company.

NOTE 9 - CONCENTRATION OF CREDIT RISK

  All of the Company's sales related to its previous operations were to a related party. All of the Company's purchases related to its previous operations were from one supplier. Currently, the Company has discontinued its previous operations [See Note 2] and has not yet achieved any revenues related to its planned operations.

NOTE 10 - GOING CONCERN

  The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has incurred losses since inception, has current liabilities in excess of current assets, and has not yet established profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any additional funds needed through loans and/or through additional sales of its common stock, which funds will be used to assist in establishing on-going operations. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

           HARDWOOD DOORS & MILLING SPECIALITIES, INC.
         (Formerly Known As American Outdoorsman, Inc.)
                  [A Development Stage Company]

        NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 11 - LOSS PER SHARE

  The following data shows the amounts used in computing loss per share for the three and six months ended June 30, 2000 and from inception on December 30, 1994 through June 30, 2000:


                                   For the Three            For the Six     From Inception
                                   Months Ended            Months Ended     on December 30,
                                     June 30,                 June 30,       1994 Through
                                _________________________________________      June 30,
                                2000        1999          2000       1999        2000
                              __________________________________________________
  Loss from continuing
  operations available to
  common shareholders
  (numerator)                $   (7,649) $          - $   (7,649) $        -  $   (7,649)

  Loss from discontinued
  operations available to
  common shareholders
  (numerator)                $   (8,295) $      (850) $   (8,587) $   (1,533) $  (25,575)

  Weighted average number
  of common shares outstanding
  used in loss per share
  calculation for the period
  (denominator)               3,000,000    3,000,000   3,000,000   3,000,000   1,667,665


NOTE 12 - SUBSEQUENT EVENTS

  The Company is proposing to raise up to $125,000 in a public stock offering through the sale of 100,000 shares of common stock at $1.25 per share. The Company plans to file a registration statement with the Securities and Exchange Commission to register the shares of common stock for the proposed offering.

===============================  ====================================

Until _____________, 2000, all
dealers that effect
transactions in these                        $125,000
securities, whether or not
participating in this offering,
may be required to deliver a
prospectus.  This is in
addition to the dealers'             HARDWOOD DOORS & MILLING
obligation to deliver a                 SPECIALITIES, INC.
prospectus when acting as
underwriters and with respect
to their unsold allotments or
subscriptions.
                                          100,000 Shares
--------------------------------            Common Stock
                                         $.001 Par Value
TABLE OF CONTENTS
-------------------------------


Prospectus Summary                2
Risk Factors                      2
Forward-Looking Statements        3
Dilution and Comparative Data     3
Use of Proceeds                   4        ------------------
Determination of Offering Price   5            PROSPECTUS
Capitalization                    5        __________________
Description of Business           6
Plan of Operation                 9
Management                        10
Compensation                      10
Certain Relationships and
Related Transactions              10      ___________________ 2000
Principal Stockholders            10
Description of the Securities     11
Shares Available for Future Sale  12
Market for Common Stock           12
Plan of Distribution              13
Legal Matters                     13
Experts                           14
Additional Information            14
Index to Financial Statements     15   ===============================

No dealer, salesperson or other
person has been authorized to
give any information or to make
any representations other than
those contained in this
Prospectus and, if given or
made, such information or
representations must not be
relied upon as having been
authorized by the Company. This
Prospectus does not constitute
an offer to sell or a
solicitation of an offer to buy
any of the securities offered
hereby to whom it is unlawful
to make such offer in any
jurisdiction. Neither the
delivery of this Prospectus nor
any sale made hereunder shall,
under any circumstances, create
any implication that
information contained herein is
correct as of any time
subsequent to the date hereof
or that there has been no
change in the affairs of the
Company since such date.
====================================

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PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our company's charter provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Nevada Revised Statutes, no director or officer of the company shall have any liability to the company or its stockholders for monetary damages. The Nevada Revised Statutes provide that a corporation's charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except: (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The company's charter and bylaws provide that the company shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent permitted by the Nevada Revised Business Corporations Act and that the company shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law.

     The charter and bylaws provide that we will indemnify our directors and officers and may indemnify our employees or agents to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with Hardwood Doors. However, nothing in our charter or bylaws of the company protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.
To the extent that a director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses in connection with this Registration Statement. We will pay all expenses of the offering. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Securities and Exchange Commission Filing Fee           $       33.00
Printing Fees and Expenses                                   1,000.00
Legal Fees and Expenses                                     15,000.00
Accounting Fees and Expenses                                 7,000.00
Blue Sky Fees and Expenses                                   1,000.00
Trustee's and Registrar's Fees                                 500.00
Miscellaneous                                                  467.00
TOTAL                                                   $   25,000.00

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ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     In January 1995, we issued 1,000,000 shares of stock to an entity for $1,000 in cash. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act in a transaction by an issuer not involving a public offering.

     In August, 1998, we issued 2,000,000 shares of common stock to an individual for $2,000 in cash. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act in a transaction by an issuer not involving a public offering.

ITEM 27. EXHIBITS.

Exhibits.

Exhibit SEC Ref.  Title of Document                                  Location
No.     No.
1       3.1       Articles of Incorporation                          Attached
2       3.1       Amended Articles of Incorporation                  Attached
3       3.1       By-laws                                            Attached
4       5         Legal Opinion included in Exhibit 23.1             Attached
5       10        Material Contract - Cascade Door Company           Attached
6       10.1      Promissory Notes                                   Attached
7       23.1      Consent of Lehman Walstrand & Associates           Attached
8       23.2      Consent of Pritchett, Siler & Hardy, P.C.          Attached
9       27        Financial Data Schedule - December 31, 1999        Attached
10      27        Financial Data Schedule - June 30, 2000            Attached
11      99        Stock Option Plan                                  Attached
12      99        Escrow Agreement                                   Attached
13      99        Subscription Agreement                             Attached

ITEM 28. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in this Registration Statement or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the us of expenses incurred or paid by a director, officer or controlling persons of Hardwood Doors in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

  (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

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



  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to:
  (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

          (iii) Include any additional or changed material information on the plan of distribution.

  (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

  (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

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


SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, Hardwood Doors & Milling Specialities, Inc., certifies that it has reasonable ground to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this Registration Statement to be signed on its behalf, in the City of Salt Lake, State of Utah, on October 20, 2000.


HARDWOOD DOORS & MILLING SPECIALITIES, INC.

By:

/s/ Paul V. Finlayson
Paul V. Finlayson
President


Dated: October 20, 2000


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacity and on the dates indicated.



/s/ Paul V. Finlayson
Paul V. Finlayson
President, Chief Executive Officer, Director


Dated: October 20, 2000

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